EXHIBIT 99.2

FINANCIAL STATEMENTS OF FIRST BANK OF HENRY COUNTY
FOR DECEMBER 31, 2004 AND 2003

FIRST BANK OF HENRY

COUNTY

FINANCIAL REPORT

DECEMBER 31, 2003

FIRST BANK OF HENRY COUNTY

FINANCIAL REPORT
DECEMBER 31, 2003

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

First Bank of Henry County

McDonough, Georgia

We have audited the accompanying balance sheets of First Bank of Henry County as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank of Henry County as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia

January 22, 2004

FIRST BANK OF HENRY COUNTY

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
Assets

Cash and due from banks	$619,622	$710,910
Interest-bearing deposits in banks	276,191	495,238
Federal funds sold	11,386,000	1,905,000
Securities available for sale	8,711,685	5,751,645
Restricted equity securities	390,556	241,056

Loans, net of unearned income	64,538,775	26,809,088
Less allowance for loan losses	712,380	336,816
Loans, net	63,826,395	26,472,272

Premises and equipment	1,666,305	1,722,402
Other assets	605,060	386,408

Total assets	$87,481,814	$37,684,931

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$5,808,734	$3,100,522
Interest-bearing	69,496,231	28,254,422
Total deposits	75,304,965	31,354,944
Other borrowings	3,000,000	—
Other liabilities	415,790	198,687
Total liabilities	78,720,755	31,553,631

Commitments and contingencies

Stockholders’ equity
Common stock, par value $5; 10,000,000 shares authorized; 987,000 and 763,822 issued and outstanding, respectively	4,935,000	3,819,110
Surplus	4,864,999	3,676,494
Accumulated deficit	(1,049,664)	(1,396,534)
Accumulated other comprehensive income	10,724	32,230
Total stockholders’ equity	8,761,059	6,131,300

Total liabilities and stockholders’ equity	$87,481,814	$37,684,931

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Interest income:
Loans, including fees	$3,158,817	$945,254
Taxable securities	243,665	74,266
Deposits in banks	9,678	21,456
Federal funds sold	26,581	71,337
Total interest income	3,438,741	1,112,313

Interest expense:
Deposits	1,140,941	408,407
Other borrowings	16,820	4,879
Total interest expense	1,157,761	413,286

Net interest income	2,280,980	699,027
Provision for loan losses	425,468	336,816
Net interest income after provision for loan losses	1,855,512	362,211

Other income:
Service charges on deposit accounts	97,676	39,457
Gain on sales of securities available for sale	18,717	—
Other operating income	30,813	21,935
Total other income	147,206	61,392

Other expenses:
Salaries and employee benefits	879,049	766,688
Equipment and occupancy expenses	207,200	169,239
Other operating expenses	569,599	437,501
Total other expenses	1,655,848	1,373,428

Income (loss) before income taxes	346,870	(949,825)

Income tax expense	—	—

Net income (loss)	$346,870	$(949,825)

Basic earnings (losses) per share	$0.44	$(1.24)

Diluted earnings (losses) per share	$0.43	$(1.24)

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

Net income (loss)	$346,870	$(949,825)

Other comprehensive income (loss):

Unrealized gains on securities available for sale:

Net unrealized holding gains (losses) arising during period, net of tax of $(4,714) and $16,603, respectively	(9,153)	32,230

Reclassification adjustment for gains realized in net income, net of tax of $6,364 and $0, respectively	(12,353)	—

Other comprehensive income (loss)	(21,506)	32,230

Comprehensive income (loss)	$325,364	$(917,595)

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock			Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Par Value	Surplus	Deficit	Income	Equity

Balance, December 31, 2001	759,958	3,799,790	3,657,174	(446,709)	—	7,010,255
Net loss	—	—	—	(949,825)	—	(949,825)
Issuance of common stock	3,864	19,320	19,320	—	—	38,640
Other comprehensive income	—	—	—	—	32,230	32,230
Balance, December 31, 2002	763,822	$3,819,110	$3,676,494	$(1,396,534)	$32,230	$6,131,300
Net income	—	—	—	346,870	—	346,870
Issuance of common stock	213,178	1,065,890	1,172,479	—	—	2,238,369
Stock issuance costs	—	—	(33,974)	—	—	(33,974)
Exercise of stock warrants	10,000	50,000	50,000	—	—	100,000
Other comprehensive loss	—	—	—	—	(21,506)	(21,506)
Balance, December 31, 2003	987,000	$4,935,000	$4,864,999	$(1,049,664)	$10,724	$8,761,059

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
OPERATING ACTIVITIES
Net income (loss)	$346,870	$(949,825)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sales of securities available for sale	(18,717)	—
Loss on disposal of equipment	9,344	—
Depreciation and amortization	126,347	111,215
Provision for loan losses	425,468	336,816
Increase in interest receivable	(164,957)	(196,503)
Increase in interest payable	159,832	172,030
Net other operating activities	9,420	(159,170)

Net cash provided by (used in) operating activities	893,607	(685,437)

INVESTING ACTIVITIES
Net decrease in interest-bearing deposits in banks	219,047	4,594,112
Purchases of securities available for sale	(8,416,232)	(6,752,812)
Proceeds from sales of securities available for sale	1,767,062	—
Proceeds from maturities of securities available for sale	3,675,263	1,050,000
Purchases of restricted equity securities	(149,500)	(241,056)
Net increase in federal funds sold	(9,481,000)	(1,905,000)
Net increase in loans	(37,779,591)	(26,809,088)
Purchase of premises, equipment and software	(74,360)	(140,905)

Net cash used in investing activities	(50,239,311)	(30,204,749)

FINANCING ACTIVITIES
Net increase in deposits	43,950,021	31,354,944
Net increase in borrowings	3,000,000	—
Net proceeds from sale of common stock	2,204,395	38,640
Proceeds from exercise of stock warrants	100,000	—

Net cash provided by financing activities	49,254,416	31,393,584

Net increase (decrease) in cash and due from banks	(91,288)	503,398

Cash and due from banks at beginning of year	710,910	207,512

Cash and due from banks at end of year	$619,622	$710,910

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$997,929	$241,256

Income taxes	$—	$—

See Notes to Financial Statements.

FIRST BANK OF HENRY COUNTY

NOTES TO FINANCIAL STATEMENTS

NOTE 1.                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

First Bank of Henry County (the “Bank”) is a commercial bank located in McDonough, Henry County, Georgia.  The Bank provides a full range of banking services in its primary market areas of Henry County and surrounding counties.  The Bank commenced banking operations on January 28, 2002.

Basis of Presentation

In preparing the financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, deferred taxes, and contingent assets and liabilities.  The determination of the adequacy of the allowance for loan losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks.  Cash flows from loans, federal funds sold, deposits and other borrowings are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits.  The total of those reserve balances was approximately $0 and $204,000 at December 31, 2003 and 2002, respectively.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost.  Securities not classified as held to maturity are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect.  Restricted equity securities without a readily determinable fair value are recorded at cost.

The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the life of the securities.  Realized gains and losses, determined on the basis of the cost of specific securities sold, are included in earnings on the settlement date.  Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses.  Interest income is accrued on the outstanding principal balance.

Nonrefundable loan fees and costs incurred for loans are deferred and recognized in income over the life of the loans using a method which approximates a level yield.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured.  All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral.  Interest income on nonaccrual loans is recognized on the cost-recovery method, until the loans are returned to accrual status.  Loans are returned to accrual status when all the principal and interest amounts are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement.  Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.  Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense.  Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely.  Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectibility of existing loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, concentrations and current economic conditions that may affect the borrower’s ability to pay.  This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.  While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are any significant changes in economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components.  The specific component relates to loans that are classified as either doubtful, substandard or special mention.  For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical experience adjusted for qualitative factors.  An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Premises and Equipment

Land is carried at cost.  Premises and equipment, including software costs, are carried at cost less accumulated depreciation and amortization computed principally on the straight-line method over the estimated useful lives of the assets.

Other Real Estate Owned

Other real estate owned represents properties acquired through or in lieu of loan foreclosure and is initially recorded at the lower of cost or fair value less estimated costs to sell.  Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses.  Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent adjustments to the value are expensed.  The Bank had no other real estate owned at December 31, 2003 and 2002.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Earnings (Losses) Per Share

Basic earnings (losses) per share are computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding.  Diluted earnings (losses) per share are computed by dividing net income (loss) by the sum of the weighted-average number of shares outstanding and potential common shares.  Potential common shares consist of stock options and warrants.

Stock-Based Compensation

At December 31, 2003, the Bank has two stock-based employee compensation plans, which are described more fully in Note 7.  The Bank accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations.  No stock-based employee compensation cost is reflected in net income (loss), as all options and warrants granted under those plans had an exercise price equal to the market value of the underlying stock on the date of grant.  The following table illustrates the effect on net income (loss) and earnings (losses) per share if the Bank had applied the fair value recognition provisions of SFAS Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Years Ended December 31,
	2003	2002

Net income (loss), as reported	$346,870	$(949,825)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(292,508)	—
Pro forma net income (loss)	$54,362	$(949,825)
Earnings (losses) per share:
Basic - as reported	$0.44	$(1.24)
Basic - pro forma	$0.07	$(1.24)
Diluted - as reported	$0.43	$(1.24)
Diluted - pro forma	$0.07	$(1.24)

Derivative Instruments and Hedging Activities

In accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, the Bank recognizes the fair value of derivatives as assets or liabilities in the financial statements.  The accounting for the changes in the fair value of a derivative depends on the intended use of the derivative instrument at inception.  The change in fair value of instruments used as fair value hedges is accounted for in earnings of the period simultaneous with accounting for the fair value change of the item being hedged.  The change in fair value of the effective portion of cash flow hedges is accounted for in comprehensive income rather than income.  The change in fair value of derivative instruments that are not intended as a hedge is accounted for in earnings of the period of the change.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income (loss).  Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income (loss), are components of comprehensive income (loss).

Recent Accounting Standards

In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34”. The interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. It also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing a guarantee. The initial recognition and initial measurement provisions of the interpretation are applicable to guarantees issued or modified after December 31, 2002.  The disclosure requirements in the interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of the interpretation did not have a material effect on the Bank’s financial condition or results of operations.

In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123”. The Statement amends Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect on reported results of operations. The disclosure requirements of the statement are required for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002.  The Bank has not adopted Statement No. 123 for accounting for stock-based compensation as of December 31, 2003; however all required disclosures of Statement No. 148 are included above under the heading “Stock-Based Compensation”.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, and on December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities” which replaced FIN 46. The interpretation addresses consolidation by business enterprises of variable interest entities.  A variable interest entity is defined as an entity subject to consolidation according to the provisions of the interpretation.  The revised interpretation provided for special effective dates for entities that had fully or partially applied the original interpretation as of December 24, 2003. Otherwise, application of the interpretation is required in financial statements of public entities that have interests in special-purpose entities, or SPEs, for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities (i.e., non-SPEs) is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to variable interest entities other than SPEs is required at various dates in 2004 and 2005.  The interpretations did not have a material effect on the Bank’s financial condition or results of operations.

In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. The statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The statement requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of the statement did not have a material effect on the Bank’s financial condition or results of operations.

NOTE 2.                SECURITIES AVAILABLE FOR SALE

The amortized cost and fair value of securities available for sale are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2003:
U.S. Government and agency Securities	$4,532,723	$24,480	$(3,844)	$4,553,359
Mortgage-backed securities	4,162,714	18,972	(23,360)	4,158,326
	$8,695,437	$43,452	$(27,204)	$8,711,685
December 31, 2002:
U.S. Government and agency securities	$5,499,256	$45,392	$—	$5,544,648
Mortgage-backed securities	203,556	3,441	—	206,997
	$5,702,812	$48,833	$—	$5,751,645

Securities with a carrying value of $5,235,000 and $943,000 at December 31, 2003 and 2002, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

In 2003, the FASB Emerging Issues Task Force released Issue 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.  The issue requires disclosure of certain information about other than temporary impairments in the market value of securities.  The market value of securities is based on quoted market values and is significantly affected by the interest rate environment.  At December 31, 2003, all unrealized losses in the securities portfolio were for debt securities.  From the December 31, 2003 tables above, 8 out of 19 securities purchased from U.S. Government agencies and Government sponsored corporations, including mortgage-backed securities, contained unrealized losses.  The amortized cost and fair value of these securities at December 31, 2003 was $3,175,916 and $3,148,712, respectively.  All securities with an unrealized loss at December 31, 2003 have been in a continuous unrealized loss position for less than twelve months.  These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest are government backed.

The amortized cost and fair value of debt securities as of December 31, 2003 by contractual maturity are shown below.  Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty.  Therefore, these securities are not included in the maturity categories in the following summary.

	Amortized Cost	Fair Value

Due from five to ten years	$4,532,723	$4,553,359
Mortgage-backed securities	4,162,714	4,158,326
	$8,695,437	$8,711,685

Gains and losses on sales of securities available for sale consist of the following:

	Years Ended December 31,
	2003	2002

Gross gains	$18,717	$—
Gross losses	—	—
Net realized gains	$18,717	$—

NOTE 3.                LOANS

The composition of loans is summarized as follows:

	December 31,
	2003	2002

Commercial	$5,063,000	$1,335,000
Real estate – construction	33,407,000	13,237,000
Real estate – other	24,940,000	11,828,000
Consumer	1,348,900	545,257
	64,758,900	26,945,257
Unearned income	(220,125)	(136,169)
Allowance for loan losses	(712,380)	(336,816)
Loans, net	$63,826,395	$26,472,272

Changes in the allowance for loan losses are as follows:

	Years Ended December 31
	2003	2002

Balance, beginning of year	$336,816	$—
Provision for loan losses	425,468	336,816
Loans charged off	(49,904)	—
Recoveries of loans previously charged off	—	—
Balance, end of year	$712,380	$336,816

Management has identified no material amount of impaired loans at December 31, 2003 and 2002.  There were no loans on nonaccrual status at December 31, 2003 and 2002.  Loans past due ninety days or more and still accruing interest amounted to $340,000 and $0 at December 31, 2003 and 2002, respectively.

In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers and their affiliates.  The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan.  Changes in related party loans for the year ended December 31, 2003 are as follows:

Balance, beginning of year	$2,429,463
Advances	2,405,667
Repayments	(733,677)
Transactions due to change in directors	(1,128,174)
Balance, end of year	$2,973,279

NOTE 4.                 PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2003	2002

Land	$400,000	$400,000
Buildings	952,378	952,378
Equipment	529,456	472,137
	1,881,834	1,824,515
Accumulated depreciation	(215,529)	(102,113)
	$1,666,305	$1,722,402

Software costs of $34,932 and $29,783, net of accumulated amortization of $19,486 and $9,102, are included in other assets as of December 31, 2003 and 2002, respectively.

NOTE 5.                DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2003 and 2002 was $35,577,927 and $6,441,839, respectively.  Included in the 2003 amount were brokered time deposits totaling $21,909,000.  The scheduled maturities of time deposits at December 31, 2002 are as follows:

2004	$42,275,800
2005	10,950,247
2006	6,074,118
2007	2,152,505
2008	815,361
$62,268,031

Overdraft demand deposits reclassified to loans totaled $7,353 and $3,009 at December 31, 2003 and 2002, respectively.

NOTE 6.                OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2003	2002

Adjustable rate credit advance from Federal Home Loan Bank, (FHLB), (1.17% at December 31, 2003), maturity date of August 29, 2005, collateralized by securities.	$3,000,000	$—

NOTE 7.                EMPLOYEE AND DIRECTOR BENEFIT PLANS

Stock Options

The Bank adopted a stock option plan during 2002 which grants key employees options to purchase shares of common stock of the Bank.  Option prices and terms are determined by a committee appointed by the Board of Directors.  The plan provides for a total of 150,000 options to purchase common stock of the Bank.  As of December 31, 2003, 62,500 options under the plan have been granted.

Other pertinent information related to the options is as follows:

	2003		2002
	Number	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price

Options outstanding, beginning of year	62,500	$10.00	—	$—
Granted	—	—	62,500	10.00
Exercised	—	—	—	—
Options outstanding, end of year	62,500	10.00	62,500	10.00

Exercisable, end of year	11,667	10.00	—	—

Weighted-average fair value of options granted during the year		$—		$3.22

Weighted-average remaining contractual life		7.62 years		8.62 years

Stock Warrants

In recognition of the efforts and financial risks undertaken by the Bank’s organizers, the Bank granted each organizer an opportunity to purchase a number of shares of the Bank’s common stock.  The warrants vest over a three year period from the date the Bank commenced operations and are exercisable in whole or in part during the ten year period following the commencement date, at an exercise price equal to $10 per share.  The warrants are nontransferable, but shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws.  At December 31, 2003, there were 198,800 warrants outstanding.

Other pertinent information related to the warrants is as follows:

	2003		2002
	Number	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price

Warrants outstanding, beginning of year	228,800	$10.00	—	$—
Granted	—	—	228,800	10.00
Exercised	(10,000)	10.00	—	—
Forfeited	(20,000)	10.00	—	—
Warrants outstanding, end of year	198,800	10.00	228,800	10.00

Exercisable, end of year	66,266	10.00	—	—

Weighted-average fair value of warrants granted during the year		$—		$3.34

Weighted-average remaining contractual life		8.08 years		9.08 years

The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2002:

Dividend yield	0%
Expected life	10 years
Expected volatility	0%
Risk-free interest rate	4.11%

401(k) Profit Sharing Plan

The Bank has a 401(K) Profit Sharing Plan available to all eligible employees, subject to certain minimum age and service requirements.  There were no contributions charged to expense for the years ended December 31, 2003 or 2002.

NOTE 8.                INCOME TAXES

The components of income tax expense are as follows:

	Years Ended December 31,
	2003	2002

Current	$169,670	$(306,132)
Deferred	(41,213)	(52,649)
Change in valuation allowance	(128,457)	358,781
Income tax expense	$—	$—

The Bank’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes.  A reconciliation of the differences is as follows:

	Years Ended December 31,
	2003	2002

Tax provision at statutory federal rate	$117,936	$(322,941)
State income taxes	10,147	(36,387)
Change in valuation allowance	(128,457)	358,781
Other items, net	374	547
Income tax expense	$—	$—

The components of deferred income taxes are as follows:

	December 31,
	2003	2002

Deferred tax assets:
Loan loss reserves	$105,752	$48,792
Preopening expenses	107,029	141,740
Unearned loan fees	83,066	51,384
Other	912	237
Net operating loss	157,720	327,390
	454,479	569,543
Deferred tax liabilities:
Depreciation	55,586	42,193
Securities available for sale	5,525	16,603
	61,111	58,796

Valuation allowance	398,893	527,350

Net deferred tax liabilities	$(5,525)	$(16,603)

At December 31, 2003, the Bank has available net operating loss carryforwards of approximately $419,000 for federal income tax purposes.  If unused, the carryforwards will expire beginning in 2022.

NOTE 9.                EARNINGS (LOSSES) PER SHARE

Presented below is a summary of the components used to calculate basic and diluted earnings (losses) per common share:

	Years Ended December 31,
	2003	2002
Basic Earnings (Losses) Per Share:
Weighted average common shares outstanding	797,049	763,822

Net income (loss)	$346,870	$(949,825)

Basic earnings (losses) per share	$.44	$(1.24)

Diluted Earnings (Losses) Per Share:
Weighted average common shares outstanding	797,049	763,822
Net effect of the assumed exercise of stock options and warrants based on the treasury stock method using average market prices for the year	5,396	—
Total weighted average common shares and common stock equivalents outstanding	802,445	763,822

Net income (loss)	$346,870	(949,825)

Diluted earnings (losses) per share	$.43	$(1.24)

NOTE 10.              COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit.  They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.  The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.  A summary of the Bank’s commitments is as follows:

	December 31,
	2003	2002

Commitments to extend credit	$19,542,699	$13,628,496
Financial standby letters of credit	—	178,000
Other standby letters of credit	234,910	—
	$19,777,609	$13,806,496

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party.  Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  Collateral held varies as specified above and is required in instances which the Bank deems necessary.

At December 31, 2003 and 2002, the carrying amount of liabilities related to the Bank’s obligation to perform under financial standby letters of credit was insignificant.  The Bank has not been required to perform on any financial standby letters of credit, and the Bank has not incurred any losses on financial standby letters of credit for the years ended December 31, 2003 and 2002.

Interest Rate Derivatives

The Bank maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility.  The goal is to manage interest rate sensitivity by modifying the repricing characteristics of certain assets and liabilities so that certain movements in interest rates do not, on a material basis, adversely affect the net interest margin.  The Bank views this strategy as prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

Interest rate derivative instruments that are used as part of the Bank’s interest rate risk-management strategy consist of S&P call options and FHLB derivative contracts related to the issuance of certain certificates of deposit to customers.  As a matter of policy, the Bank does not use speculative derivative instruments for interest rate risk management.  The Bank offers to its customers a deposit product called Index Powered Certificates of Deposit (IPCD) with the IPCD’s payoff at maturity consisting of an S&P call option and the deposited principal.  The Bank pays a quarterly interest charge to the FHLB in return for a guarantee that the FHLB will give the Bank the cash equivalent of 90% of the average growth of the last twelve quarters of the growth in the S&P 500 Index over the term of the IPCD (“FHLB Derivative Contract”).  The Bank remits this cash equivalent and the original deposited principal to the customer upon maturity of the IPCD.

At December 31, 2003 and 2002, the information pertaining to outstanding interest rate derivatives used to hedge variable-rate deposits is as follows:

	December 31,
	2003	2002

Notional amount	$226,000	$—
Weighted average maturity in years	4.52 years	—

Fair value of S&P call options included in other liabilities	$41,731	$—

Fair value of FHLB derivative contracts included as a reduction of deposit liabilities	$28,441	$—

The Bank recognized net expense for the year ended December 31, 2003 as a result of these interest rate derivatives in the amount of $5,382, of which $3,901 is included in interest expense and $1,481 is included in other operating expenses.

By using derivative instruments, the Bank is potentially exposed to credit and market risk.  If the counter-party fails to perform, credit risk is equal to the extent of the fair value gain in a derivative.  When the fair value of a derivative contract is positive, this generally indicates that the counterparty owes the Bank, and, therefore, creates a repayment risk for the Bank.  When the fair value of a derivative contract is negative, the Bank owes the counterparty and, therefore, has no repayment risk.  The Bank minimizes the credit (or repayment) risk in derivative instruments by entering into transactions with high-quality counterparties that are reviewed periodically.

The Bank’s derivative activities are monitored by its asset/liability management committee as part of that committee’s oversight of the Bank’s asset/liability management and treasury functions.  The Bank’s asset/liability management committee is responsible for implementing various hedging strategies that are developed through its analysis of data from financial simulation models and other internal and industry sources.  The resulting hedging strategies are then incorporated into the overall interest-rate risk management.

All of the Bank’s derivative financial instruments are classified as highly effective cash flow hedges.  For the year ended December 31, 2003, there were no material amounts recognized which represented the ineffective portion of cash flow hedges.  All components of each derivative’s gain or loss are included in the assessment of hedge effectiveness, unless otherwise noted.

Contingencies

In the normal course of business, the Bank is involved in various legal proceedings.  In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank’s financial statements.

NOTE 11.              CONCENTRATIONS OF CREDIT

The Bank originates primarily commercial, residential and consumer loans to customers in Henry County and surrounding counties.  The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Ninety percent of the Bank’s loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Bank’s primary market area.  Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Bank’s primary market area.  The other significant concentrations of credit by type of loan are set forth in Note 3.

The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $2,188,000.

NOTE 12.              REGULATORY MATTERS

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval.  At December 31, 2003, no amounts were available for dividend declaration without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average assets, as defined.  Management believes, as of December 31, 2003, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2003, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2003:
Total Capital to Risk Weighted Assets	$9,462	13.17%	$5,748	8%	$7,185	10%
Tier 1 Capital to Risk Weighted Assets	$8,750	12.18%	$2,874	4%	$4,310	6%
Tier 1 Capital to Average Assets	$8,750	11.55%	$3,030	4%	$3,788	5%

As of December 31, 2002:
Total Capital to Risk Weighted Assets	$6,436	19.38%	$2,658	8%	$3,322	10%
Tier 1 Capital to Risk Weighted Assets	$6,099	18.36%	$1,329	4%	$1,993	6%
Tier 1 Capital to Average Assets	$6,099	16.45%	$1,484	4%	$1,854	5%

NOTE 13.              FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Bank’s various financial instruments.  In cases where quoted market prices are not available, fair value is based on discounted cash flows or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  SFAS No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments.

Cash, Due From Banks, Interest-Bearing Deposits in Banks and Federal Funds Sold:  The carrying amounts of cash, due from banks, interest-bearing deposits in banks and federal funds sold approximate fair values.

Securities:  Fair values for securities are based on available quoted market prices.  The carrying values of restricted equity securities with no readily determinable fair value approximate fair values.

Loans:  The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value.  The fair value of fixed-rate loans is estimated based on discounted contractual cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.  The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable.

Deposits:  The carrying amount of demand deposits, savings deposits, and variable-rate certificates of deposit approximates fair value.  The fair value of fixed-rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Other Borrowings:  The carrying amount of other borrowings approximates fair value.

Accrued Interest:  The carrying amount of accrued interest approximates fair value.

Interest Rate Derivatives:  The fair value of interest rate derivatives is based on quoted market prices.

Off-Balance-Sheet Instruments:  The carrying amount of commitments to extend credit and standby letters of credit approximates fair value.  The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

The carrying amount and estimated fair value of the Bank’s financial instruments were as follows:

	December 31, 2003		December 31, 2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash, due from banks, interest-bearing deposits in banks and federal funds sold	$12,281,813	$12,281,813	$3,111,148	$3,111,148
Securities available for sale	8,711,685	8,711,685	5,751,645	5,751,645
Restricted equity securities	390,556	390,556	241,056	241,056
Loans	63,826,395	64,539,284	26,472,272	26,476,645
Accrued interest receivable	361,460	361,460	196,503	196,503

Financial liabilities:
Deposits	75,304,965	75,547,771	31,354,944	31,501,484
Other borrowings	3,000,000	3,000,000	—	—
Accrued interest payable	331,862	331,862	172,030	172,030
Interest rate derivatives	13,290	13,290	—	—

NOTE 14.              SUPPLEMENTAL FINANCIAL DATA

Components of other operating expenses in excess of 1% of total revenue are as follows:

	Years Ended December 31,
	2003	2002

Audit and accounting fees	$56,060	$17,342
Annual meeting expense	11,336	14,105
Check printing expense	10,774	15,755
Computer software and maintenance	24,545	22,863
Data processing expense	88,906	69,868
Legal fees	21,142	12,266
Network support	35,133	16,275
Professional service	22,714	16,425
Promotional expense	9,244	24,557
Stationary and supplies	25,147	33,805
Telephone expense	19,872	19,091

NOTE 15.              STOCK OFFERING

The Bank is currently offering to sell up to 1,142,857 shares of its common stock at a price of $10.50 per share.  As of December 31, 2003, 213,178 shares had been sold in the offering.